SCHEDULE 14A
Amendment Number One
Information Required in Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement
☐ Definitive Information Statement

BRAMPTON CREST INTERNATIONAL, INC.
(Name of Company As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Company)

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BRAMPTON CREST INTERNATIONAL, INC.
4700 Biscayne Blvd.
Suite 500
Miami, FL 33137
(305) 722-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON __________ , 2008

The Annual Meeting of Stockholders (the "Annual Meeting") of BRAMPTON CREST INTERNATIONAL, INC, a Nevada corporation (the "Company"), will be held at 11:00 a.m., local time, on __________ , 2008 at 4700 Biscayne Blvd., Suite 500, Miami, Florida, USA, 33137, for the following purposes:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant; and

(3)	To ratify the Company’s 2008 Stock Option Plan; and

(4)
To ratify the name change from Brampton Crest International, Inc. to The AEN Group, Inc., to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on __________, 2008, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Miami, FL	/s/ Bryan Norcross
November 28, 2008	BRYAN NORCROSS
CHIEF EXECUTIVE OFFICER

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

BRAMPTON CREST INTERNATIONAL, INC.
4700 Biscayne Blvd.
Suite 500
Miami, FL 33137
(305) 722-4800

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Brampton Crest International, Inc., a Nevada corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., local time, on __________ 2008 at 4700 Biscayne Blvd., Suite 500, Miami, Florida, USA, 33137, and at any adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is ________, 2008. Stockholders should review the information provided herein in conjunction with the Company's 2007 Annual Report, which was filed with the Securities and Exchange Commission on May 31, 2008 and the Company quarterly filings on Form 10-Q. The Company's principal executive offices are located at 4700 Biscayne Blvd, Suite 500, Miami, FL 33137 (305) 722-4800.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or
•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Bryan Norcross, 4700 Biscayne Blvd, Suite 500, Miami, FL 33137 (305) 722-4800.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's Stockholders will consider and vote upon the following matters:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant; and

(3)	To ratify the Company’s 2008 Stock Option Plan; and

(4)
To ratify the name change from Brampton Crest International, Inc. to The AEN Group, Inc., to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Florida Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the re-election of the nominees for director named below; (b) FOR the proposal to ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP, as the Company's independent certified public accountant; (c) FOR the ratification of the Company’s 2008 Stock Option Plan; and (d) FOR the proposal to ratify the name change from Brampton Crest International to The AEN Group, Inc. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

Description of Business

Corporate History

Brampton Crest International, Inc. ("the Company"), a Nevada corporation, was originally organized as Selvac Corporation, a Delaware corporation. On June 28, 1982, the Selvac Corporation restated its Certificate of Incorporation and changed its name to Mehl/Biophile International Corporation. On March 22, 2000, the Company reorganized as Hamilton-Biophile Companies. On November 26, 2001, the Company re-domiciled to Nevada. Hamilton Biophile Companies changed their name to Brampton Crest International, Inc., effective on November 18, 2004.

The Company filed a Form 10-SB on December 16, 2004, and on May 17, 2005 became a reporting company pursuant to the Securities Exchange Act of 1934, as amended.

Effective March 2, 2007, the Company announced that it had formed a wholly owned subsidiary, White Peak Capital Group, Inc., a Florida corporation (“White Peak”) that would focus on making secured short and medium term loans. Effective July 2007, White Peak changed its name to Laurentian Peak Capital Group (Laurentian). Laurentian’s corporate structure and marketing plan remain the same as it was with White Peak.

Laurentian will generate its own business through an established network of finance industry contacts developed by its management and by seeking the participation by other originators known to the company management. Laurentian loans will be both short and medium term., secured by accounts and trade receivables, real estate, credit card receivables, equipment letters of credit and shares of stock. The originators from whom Laurentian will purchase participations are established companies known to Laurentian management.

Laurentian obtained a license as a mortgage lender and is now able to begin to implement its marketing plan.

On September 11, 2007 Laurentian entered into a promissory note and loaned $200,000 to America’s Emergency Network, LLC (AEN). The note was due the earliest of September 25, 2008 or when AEN, entered into a private placement of at least $1,000,000. The loan carried an annual interest rate of 12% and was to be used for operating expenses excluding officer salaries and distributions. The loan was collateralized by the assets of AEN. On March 24, 2008 the Company consummated the private placement subsequent to the acquisition of AEN, LLC. The private placement is described below.

On March 19, 2008, the Company, America’s Emergency Network, LLC, a Florida limited liability company, Bryan Norcross, in his capacity as a member and representative of the members of America’s Emergency Network, LLC, Max Mayfield, a member of America’s Emergency Network, LLC, Matthew Straeb, a member of the America’s Emergency Network, LLC, Robert Adams, a member of America’s Emergency Network, LLC, and Brampton Acquisition Subsidiary Corp., a Florida corporation and a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger whereby America’s Emergency Network, LLC was merged into the Company such that America’s Emergency Network, as a Florida corporation, shall continue as a wholly owned subsidiary corporation of the Company. Pursuant to the terms and conditions of the Merger Agreement, the members of America’s Emergency Network, LLC received an aggregate of 100,000,000 shares of Company Common Stock.

General Overview

The Company originally was engaged in the sale and distribution of consumer personal care products and professional laser hair removal. Prior to the bankruptcy filing, the Company already had lost substantially all of its assets to a creditor, and business activities were reduced to a minimum.

The Company phased out its former operations (consisting of the marketing and sale of consumer personal care products) during the second quarter of 2008. Prior to that, revenue for the cosmetics and non-prescription dermatology products was generated through the use of one independent sales consultant, who covered Florida. The consultant has been terminated and, as were sales continuously lackluster, the Company has completely re-focused its energies and resources into the development of the businesses of its two operating subsidiary corporations, Laurentian and America’s Emergency Network (AEN). ,

1.0 AEN Business Summary

AEN is a distributor of emergency information from emergency operation centers and other government entities to the general public, the media, first responders and other government agencies. AEN is designed to be the communications system that emergency managers use when urgent information needs to be dispensed, thus filling critical voids in the nation’s emergency communications system. Designed by Bryan Norcross, until recently CBS News’ hurricane analyst, and Max Mayfield, immediate past directly of the National Hurricane Center, the AEN system will be the conduit that emergency managers and other government officials responsible for disaster preparation, response and recovery will use to get video news briefings containing life saving instructions and text bulletins to the media and/or directly to the public.

America's Emergency Network links Emergency Operations Centers (EOCs) in state capitals, cities, towns, counties, school boards and other government entities with the general public, media outlets, first responders and other government agencies.  The satellite-based system sends video feeds of news briefings by emergency officials and critical text bulletins issued by any EOC to all users instantly.  The satellite-based system is designed to operate before and after disasters, even when telephone, cell phone and terrestrial internet systems have failed.  In addition, during short-fuse emergencies (tanker accidents, bio-hazards, etc.), America's Emergency Network provides an instant communications link directly to all subscribing media outlets.  Critical information reaches the public much sooner because all subscribing media outlets receive the text and video feeds instantly and simultaneously.

Aside from AEN, there is no standardized, dedicated and secure distribution infrastructure for disseminating critical information and instructions issued by local, state and federal emergency management agencies that overcomes the delays and incomplete-distribution limitations of the everyday news-coverage system. Local municipalities are especially handicapped by the current system because of the practical and physical limitations intrinsic to covering news. For example, even major television stations do not have enough crews to cover the news briefings that would be held in every municipality in their coverage area after a regional disaster. However, during an emergency, each mayor or emergency manager has valuable information to dispense – information that could be critical to the health and safety of the residents in his/her area of responsibility – and the volume of information that needs to be effectively communicated has no relation to the number of reporters or crews the local television stations has available. (This is particularly true given the aggressive staffing cuts made at the local television level and at newspapers and their websites in recent years.) AEN fills this large and growing gap in the system. All municipalities, regardless of their size, will be able to participate in the AEN emergency-information distribution system, and feeds will be accessible by media outlets without regard to the availability of reporters, crews or field resources.

With AEN, for the first time emergency managers will have a direct, always-on satellite connection to the media and the public. With AEN, broadcast television stations, online newspapers, cellular carriers and other key media partners will have the ability to receive live video feeds of news briefings from government agencies – as they occur – in broadcast quality and all without the need to deploy reporters, camera crews or satellite equipment. The general public will receive the same briefings along with emergency bulletins via the internet and, eventually, on dedicated cable, satellite and broadcast television channels (AEN-TV). Additionally, the same distribution backbone will be used to develop a for-profit, parallel system to distribute emergency information for non-governmental organizations (such as universities and health-care organizations) and for private businesses.

Beta deployments of the AEN Network already are installed and operating in ten (10) Florida governmental agencies, and an additional installation is scheduled to be completed prior to the end of Q4 of 2008. During Tropical Storm Fay and Hurricanes Gustav, Hanna and Ike, governmental emergency management personnel successfully used AEN to broadcast messages from the governor of Florida and other public officials. These broadcasts included storm forecasts, evacuation plans, school closings, shelter locations and other critical information. Important localized information was carried live by the South Florida Sun-Sentinel (www.sunsentinel.com), the Florida Times-Union (www.jacksonville.com), the Miami Herald (www.miamiherald.com), and the Fort Myers News-Press (www.news-press.com). Though neither AEN nor any of these news sites actively promoted or advertised AEN’s feeds to the public, the information nonetheless was widely viewed. Initial feedback throughout the beta has been very positive from our governmental and media partners, and we have received several inquiries from additional governmental agencies, media outlets and private companies interested in utilizing our service – both in and out of Florida. With the anticipated continued success of our beta/pilot testing, we plan to advance into full production mode during 2009, during which our revenue streams are expected to increase.

Management is aware, however, that recent worldwide economic events have created substantial uncertainty in both the size and administration of governmental budgets. In spite of the favorable response to our beta program, our projected rate of revenue growth may be adversely affected by the current economic environment which is negatively affecting tax revenues in many jurisdictions. However, our management believes that overall future anticipated demand for our services will continue to be robust. Due to the recent budgetary changes, the Company is working with governmental entities whose budgets have been affected to identify and acquire additional sources of funding, as necessary, to install and maintain the AEN system. In addition, the management is pursuing other sales opportunities with entities whose budgets have not been affected.

During the quarter ended September 30, 2008, AEN also nominated for ITFlorida’s Government Technology Leadership award, and ultimately was awarded first place during a ceremony on October 6, 2008. AEN was presented the first place prize during a ceremony that included recognition from several prominent governmental figures, including an administrator for the Small Business Association and Senator Bill Nelson. ITFlorida is a state umbrella organization comprised of public and private technology leaders and includes advocates for sound public policy to the Governor, the Legislature and Enterprise Florida on issues and initiatives.

In addition to the continued development of its network and the successful conduct of its initial beta testing, significant progress also was achieved in other areas during the quarter ended September 30, 2008, both strategically and operationally.

AEN signed a strategic agreement with Peacock Productions, a division of NBC News, which in turn is a division of NBC Universal, Inc., pursuant to which AEN is to provide to Peacock its expertise and experience on engineering and meteorological issues. In return, AEN is provided with a revenue stream and an opportunity to actively explore new potential uses and deployments of the AEN network with industry leading, world-class brands. The agreement, which commenced on July 21, 2008 and continues through February 28, 2009, contemplates close and regular interaction between AEN and NBCU, and seeks AEN’s advice with respect to matters such as growth opportunities in programming and technology. In addition, the agreement explicitly acknowledges the parties’ intent to enter into good faith negotiations concerning the possible integration of AEN technology into the NBC and/or its affiliated companies, though neither party is under any firm commitment to do so.

From an operational perspective, during the quarter ended September 30, 2008 AEN leased additional space within which it will house its headquarters through December 1, 2009. The new space is both cost-effective and operationally conducive to the Company’s planned growth and expansion. Located in Miami, Florida, the new space will replace the Company’s existing arrangement pursuant to which it shares office space with an unrelated, third-party law firm.

In addition, during the quarter ended September 30, 2008 AEN made two strategic hires, adding over 40 years of additional experience to AEN’s management team. The new hires each bring a significant amount of experience in scaling growth oriented companies, generally, and in the creation, development, licensing, distribution and protection of digital content, specifically. With these additions to the management team, AEN founders Bryan Norcross and Max Mayfield will be able to more effectively delegate day-to-day managerial responsibilities and focus on matters more directly related to the expansion of the Company’s business and the achievement of the Company’s strategic goals and vision. Subject to resource availability and general business conditions, AEN plans on continuing to build its team as it works toward emerging from a developmental stage beta to a revenue-generating platform, particularly in the areas of sales, marketing and engineering, with a focus on content acquisition and content distribution.

As previously noted, the Company phased out its former operations (consisting of the marketing and sale of consumer personal care products) during the second quarter of 2008. The Company has completely re-focused its energies and resources into the development of the businesses of its two operating subsidiary corporations, Laurentian and AEN.

1.2 Mission Statement

AEN’s mission is to be recognized as the leading aggregator and distributor of critical video and text information from emergency operations centers and other government entities to the general public, the media, first responders and other disaster agencies. AEN’s robust, fail-safe, satellite-based design provides the reliability and redundancy necessary to allow critical information to flow – even after traditional communication methods (such as telephones, cell phones, and internet connections) have failed. AEN is dedicated to the process of gathering and distributing critical information to the public before, and especially after, a disaster.

1.3 Background of the United States Emergency Communications System

Since the terrorist attacks of Sept. 11, 2001, the topic of inoperable and ineffective “emergency communications” has been heavily discussed and actively legislated in Washington, D.C. Hurricane Katrina further highlighted systemic gaps in the communication system, and served as a stark reminder of the public safety hazards caused by ineffective and incomplete communications. Many of the communications lapses during Hurricane Katrina – particularly with respect to post-disaster information – paralleled the issues Norcross and Mayfield personally experienced during Hurricane Andrew in 1992.

The lack of effective emergency communication is partly attributable to the absence of a dedicated, emergency communications network in the United States. For example, during a crisis, government officials generally rely on the same news-gathering and reporting systems that serve us every day. Unfortunately, neither the technical infrastructure nor the operational systems that serve the “everyday” news cycle are designed to operate under the strain of a disaster. Daily news gathering and reporting are frequently limited to short “sound bites,” and can be subject to several – often competing - objectives. In contrast, emergency communications have a much more direct and refined set of goals: be immediate, be clear, and cover all important issues and affected geographic areas. Emergency communications cannot be satisfactorily fulfilled by the traditional news-gathering framework. This fact is confirmed every time a regional disaster stretches the capabilities of the local media beyond their ability to fully inform the public.

Aside from AEN, there is no standardized, dedicated, and secure distribution infrastructure for disseminating critical information and instructions issued by local, state, and federal emergency management agencies that overcomes the delays and incomplete-distribution limitations of the everyday news-coverage system. Local municipalities are especially handicapped by the current system because of the practical and physical limitations intrinsic to covering news. For example, major television stations and newspaper websites do not have enough crews to cover the news briefings that would be held in every municipality EOC in their coverage area after a regional disaster. However, during an emergency, each mayor or emergency manager has valuable information to dispense – information that could be critical to the health and safety of the residents in his/her area of responsibility. (This problem has been amplified by the aggressive staffing cuts being made by local media outlets.) AEN fills this large, and growing, gap in the system. All municipalities, regardless of their size, will be able to participate in the AEN emergency-information distribution system, and feeds will be accessible by media outlets without relying on the availability of reporters, crews and/or field resources.

In October 2006, Congress enacted the Warning, Alert and Response Network Act (or the WARN Act) that directed the Federal Communications Commission to establish an Advisory Committee and develop a national system of sending emergency alerts over mobile devices. The envisioned Integrated Public Alert and Warning System (known as “IPAWS”) is in development, but has not been deployed. The effort is one step toward improving emergency communications, but the primary goal of these efforts is to alert the public that an emergency situation has occurred, not to provide detailed and ongoing information about that event. In fact, the FCC has set a standard of 90 characters as the length of these alerts, meaning that only a minimal amount of information will be conveyed. Members of the public will still be required to turn to broadcast media or the internet for detailed information.

AEN will be the conduit to disseminate that critical detailed information to broadcasters and websites. Numerous companies are in the “alerting” business, and the IPAWS project is a governmental effort directed at disseminating an alert, but to our knowledge there is no other company or agency in the business of distributing in-depth, emergency instructions to the public. AEN collects and distributes the practical, detailed and localized information that people need to understand the scope of the emergency and – perhaps of more importance – to quickly and reliably access post-disaster information that directly affects their lives.

1.4 Markets

Over the next several decades, the projected number of dangerous storms, natural disasters, i.e., earthquakes, tsunamis, volcanoes, tornadoes, hurricanes and floods will create an environment in which an efficient, effective and structured emergency communication system will become increasingly critical. Many governmental entities – notably cities and less-populated counties – are already acutely aware of the need to have live, direct access to their constituents during emergencies created by these events and others. At the current time, there is no organized, secure system in place1  where official emergency information issued by government agencies is stored and accessible by the public, the media, and other interested parties.

Ironically, since the formation of the federal Department of Homeland Security and the related security focus at all levels of government, the information vacuum has become more evident and acute. Literally thousands of cities and other government entities now have an emergency operations plan, including a dedicated physical center – ranging from a room to an entire complex – used to handle emergency tasks such as evacuations and supply chain coordination. Until AEN, however, there was no dedicated, robust communications system designed or planned to disseminate the information that these centers produce to the public and/or the media.

In addition, the private sector has developed an acute awareness that emergency planning – including emergency-communications planning – is good policy and good for business. Many businesses have formally recognized both the human and economic benefits that accrue from having disaster-related plans and incorporating these plans throughout all levels of their organizations. Indeed, many prominent insurance companies offer discounts and other incentives relating to disaster preparedness. This awareness provides an open door for AEN to recommend that its services be incorporated as an integral part of a complete companywide disaster-response plan. To that end, the same technology that will allow governmental agencies to reach the public before, during and after disasters will be equally effective for non-governmental agencies and private businesses. The AEN-based system is designed to be a key component of business disaster planning.

2.0 General Company Description

2.1 Company Ownership

America’s Emergency Network, LLC was a Florida-registered limited liability company founded by Bryan Norcross and Max Mayfield in 2007 to implement AEN. On March 19, 2008, the Company merged into a subsidiary of the publicly traded company, Brampton Crest International, Inc. (OTBB: BRCI), and became America’s Emergency Network, Inc. (“AEN”), a Florida corporation. AEN is a wholly owned subsidiary of Brampton Crest International, Inc. Norcross and Mayfield remain major shareholders, and the key strategic visionaries, of AEN. Norcross also serves as AEN’s President and Chief Executive Officer.

2.2 Company Services

The AEN network is a multi-part system that gathers, distributes, displays, and archives emergency information generated by local, state, and federal governmental agencies. AEN does not alter or edit the content, nor does AEN provide any commentary or analysis. Each municipality or agency remains in full control of its video and/or text information that is distributed by the AEN system, and decides when (or under what conditions) to use the AEN system. Analogous to C-SPAN’s broadcasts of raw, unedited, live video of the House and Senate proceedings, AEN disseminates emergency news briefings from any subscribing governmental entity, along with accompanying text bulletins and instructions for the general public.

Video feeds are distributed to multiple websites. On media sites (owned by newspapers, television stations, etc.) the public is able to view the news briefings free of charge. AEN will also host password-protected Web pages for the government agencies so they can conduct briefings for a closed set of people – politicians, other agencies, and/or selected members of the media, for example. In addition, the video feeds will be recorded so they can be viewed after the news conferences have concluded. Members of the public will have access to the full set of emergency information for their area (free, for a reasonable time after the event) even if they miss the live coverage.

1 The National Weather Service does aggregate and make accessible weather-related information, but, in general, information generate by emergency management agencies is not distributed using the NWS system. Additionally, the NWS system does not distribute video news briefings.

Eventually, we plan to produce TV channels – local and national versions of AEN-TV –airing selected video feeds and text information so those without access to the internet can readily access critical information. Local versions of AEN-TV will put a priority on any information coming from emergency management offices in the region where they are broadcast. The national version will air the most critical feeds as designated by local emergency managers across the country.

An agency’s AEN feeds will be controlled by a user-friendly information-input system. Administrators use a secure login to create emergency bulletins, edit the text on a the private AEN Web pages, and distribute video feeds of news briefings to the outside world. Each subscribing governmental entity, big and small, will be able to feed its emergency briefings to local-media websites for distribution to the public, or they can host the streams on their own website if they desire. For private distribution, each agency will have its own secure emergency Web page on the AEN system, a site where designated media and other agencies can see live news briefings and find the latest bulletins that have been issued.

The video feeds and text bulletins are distributed for free to the public on the internet via media websites. Access to “premium” content (such as broadcast-resolution video streams – whether live, recently recorded, and/or archived) will be sold on a subscription basis to television outlets and other entities during emergency events and thereafter.

Additional revenue will be generated by leveraging AEN’s technology and distribution backbone for private business. A parallel system using the same, robust communications technology will be developed for non-governmental organizations and private companies. Universities, for example, would benefit by having an emergency Web page and notification system in case of a rare, but not impossible, event that would require immediate distribution of detailed instructions to students, faculty, parents and the media. Health-care facilities – notably nursing homes and assisted-care centers – also would be obvious beneficiaries of the ability to communicate with the outside world (notably the relatives of residents) when traditional communications systems are non-functional. The AEN infrastructure will fill this need – one that occurs after every disaster or large-scale emergency.

2.3 Start-Up Summary: The Successful Completion of “Phase 1”

Since inception, the Company envisioned a deliberate, planned “phased” roll out of the architecture, development and subsequent deployment and monetization of the AEN network. The phased roll out was split into three general categories: Phase 1, consisting of proof-of-concept and beta deployment of the communications system and database; Phase 2, which includes initial monetization efforts, aggressive distribution and expansion of the network, and the expansion of the AEN infrastructure for use by private businesses; and Phase 3, which consists of the full deployment of the network, the launch of AEN-TV, and the active pursuit of all revenue sources.

Commencing in 2007, the Company pursued the goals of Phase 1, with the intent to complete that phase at the end of 2008. However, as a direct result of the combination of: the March 2008 merger transaction with Brampton Crest International, Inc. (pursuant to which AEN became a wholly-owned subsidiary of a publicly reporting entity2 ); prudent product development decisions, which enabled rapid deployment3 ; and requests from beta-test clients to use the system for real-world public distribution of their news briefings, the Company’s operational evolution accelerated, which increased the need for capital. Phase I is expected to be completed by the end of Q4 2008 or early in Q1 (2009).

As a result of series of innovative decisions, a working demonstration system was constructed at the AEN headquarters in Miami in early 2008, which lead to an earlier-than-envisioned deployment of the system in the field. The video capabilities of the system were successfully demonstrated in early June 2008 during the annual Florida Hurricane Exercise, when news briefings were sent from the state emergency operations center in Tallahassee to emergency managers around Florida and in Washington, DC. In addition, video feeds from local offices were received at the state center, demonstrating a capability not previously available; namely, to see news briefings being held at county emergency centers in real time. Key emergency personnel of all levels took note of the clear benefits afforded by the AEN network.

The success of this initial demonstration created a wave of interest from several Florida governmental agencies, leading to a rapid deployment of more beta installations. Currently, AEN systems are installed in Brevard County, Broward County, Duval County, Flagler County, the Florida Division of Emergency Management (in Tallahassee), Miami-Dade County, Putnam County, Volusia County, and the town of Islamorada in the Florida Keys. The National Hurricane Center is the next scheduled installation site.

2.4 Company Locations and Facilities

The Company is currently headquartered in Miami, Florida pursuant to a lease (with economically favorable terms) which runs through December 1, 2009. However, the existence of numerous corporate relationships, back up facilities, and remote operations capabilities will frequently necessitate key personnel to be located elsewhere. In addition, AEN production servers (i.e. the servers that distribute AEN’s video streams) are located at the Hughes Network Systems Network Operations Center in North Las Vegas, NV, a geographical area featuring relatively little rainfall (which can affect satellite transmissions) and with a low likelihood of being affected by hurricanes or other disasters. The center is staffed around the clock, 365 days a year with experienced engineers and has immediate access to an extensive group of field operations personnel. The Company plans to begin the process of designing a robust and secure network operations center during 2009, which will be its base of operations in the future, perhaps with a strategic partner.

3.0 Market Analysis

Today, we are experiencing rapid growth in the need for emergency information on a timely basis. The ability of government officials to communicate vital emergency information directly to the public, the media, government agencies, non-governmental organizations, and/or other entities is critical and challenging during a crisis. There are three separate communications systems – each with different goals – at work in a disaster situation:

a. Intra-government communications systems

2 Funds raised by AEN’s parent (Brampton Crest International, Inc.) have not been invested exclusively in the development and operation of AEN; rather, a portion of the proceeds have necessarily been spent on legal, accounting, insurance, and other costs relating to the costs of regulatory compliance and the operation of the public entity.

3 For example, instead of developing the technological backbone of the AEN system in-house, existing systems were identified that could be reconfigured to handle the tasks needed to meet the company’s goals. (For a more detailed discussion of important strategic relationships, see Section 4.3 “Strategic Alliances.”)

b. Public emergency alert dissemination systems
c. Public emergency information dissemination systems

3.1 Intra-Government Communications Systems

First responders need to be able to talk to each other – firemen to policemen, for example. Or, when a natural disaster knocks out traditional communications links, FEMA needs to be able to reach local officials. Numerous government initiatives are underway to link the various disaster-response agencies, and this type of agency-to-agency communication is not AEN’s focus. However, AEN provides emergency managers with a mechanism to distribute their bulletins to the media when traditional communications systems have failed. Widespread dissemination of such emergency information and instructions can aid first responders – and government operations in general – as well as the general public.

3.2 Public Emergency Alert Dissemination Systems

In today’s world of iPods, satellite radio and other non-mainstream-media entertainment systems, there is an increased risk that people will not get the word that a tornado is bearing down or some other high-risk event is transpiring. Numerous plans have been put forth by government and private companies to solve even a slice of this problem, including using the digital signals of public television stations and, of course, a variety of systems to distribute messages to cell phones.

As previously noted, the WARN Act (passed by Congress in 2006) directed the FCC to create a standard for sending short alert message via the mobile-phone SMS system. The first step in creating that standard was issued by the FCC in April 2008. In the aggregate, the new, digital alerting systems are called the Integrated Public Alert and Warning System, or IPAWS.

These systems, real and proposed, are designed to alert the public that a high-risk event is imminent or underway, and that they should take action or seek additional information. The messages are short (the new FCC standard only allows 90 characters) and similar to a news headline or synopsis. The systems are not designed for, nor can they carry, complex instructions, explanations, or video.

Alert FM – a product of AEN’s strategic partner Global Security Systems, LLC – is aimed at this short-form alerting part of the disaster-communications problem. The Alert FM system can distribute these “short-form” emergency alerts, and can do so more quickly than mobile phone networks and other dissemination systems.

3. 3 Public Emergency Information Dissemination Systems

In contrast to both intra-governmental communications and the public-alert short messages described above, public emergency information dissemination systems convey the practical, detailed information and instructions that people need to understand what has happened and (of equal or more importance) what their governmental officials are instructing them to do. America’s Emergency Network is designed to carry this critical information. AEN provides a reliable, centralized database and distribution system for official disaster-related news briefings and text bulletins, and enables viewing of that information via live streaming (as the information is delivered) or by access to the AEN archive.

Traditionally, in the United States, commercial broadcasters – radio and television – have been the main conduits for government emergency information to reach the public. For instance, when the National Weather Service issues bulletins with important warnings about severe weather, those advisories are communicated over news-oriented media outlets, and somewhat less often on entertainment stations. In large-scale emergencies, officials hold news conferences with instructions and information for the public. The media disseminates the information to the extent it is able, given physical, technical and personnel limitations. When traditional media resources are limited, which they always are after a disaster, the distribution of emergency information can be delayed or degraded. That is not the case with AEN; AEN’s distribution is not subject to such traditional limitations.

America’s Emergency Network – on the internet and television – is designed to fill the critical need to get information from responsible officials to the public during an emergency. Government cannot serve residents and businesses without the means to communicate with them, and those means must be robust, secure and storm-proof. Without AEN, or a similar system (no others have been proposed, to our knowledge), the communications gap will continue.

4.0 Business Strategies

4.1 Strategic Overview

America’s Emergency Network was created and designed to become the primary conduit for emergency-management communications. The robust system will continue to function when traditional emergency communications systems break down – as often happens during disasters and times of crisis. AEN’s focus is on the communication network that will distribute the critical information. We provide the means by which emergency news briefings, bulletins and instructions are distributed by the government to the public, the media and other agencies.

4.1.1 Operational Strategy

Media coverage of a disaster situation suffers greatly from a lack of credible information. Reporters are, in general, rooted in one place due to the difficulty of moving around in a disaster zone. As a result, they communicate what they see and know based on the perspective of their immediate location and secondhand reports. At best, they receive sporadic reports from the large city halls and/or major emergency management offices, but normally they have no link with suburban or outlying areas, even if they are only a few miles away. Sometimes, they have no access to any official information, even secondhand.

After Hurricane Katrina, this problem was acute in the smaller, lower-profile parishes and counties outside of New Orleans and coastal Mississippi. Days went by while no reports came from those areas because all available media manpower was concentrated in the high-profile cities. These other affected areas suffered from a communications blackout because there was no functioning infrastructure with which officials could transmit their message. Instead, they waited for days for the media to come to them – days when no vital information from those communities was being broadcast. AEN serves all areas equally, from the biggest city to the smallest town, eliminating communications dead-zones.

When information is being distributed and stored by the AEN system, even if the media is rooted in the big cities, reporters still will have access to emergency messages from the surrounding communities. And, since each municipality will have a presence on the internet, residents who have evacuated will be able to stay informed about what’s going on back home by monitoring news briefings and bulletins being “broadcast” on media websites connected via AEN to their town, county or parish’s video stream.

AEN centralizes access to critical, emergency information. One system will distribute and store the bulletins and video news briefings wherever they originate – whether at the local, state or federal level. AEN is designed to be used by city and county-government officials to communicate with their local media using the same infrastructure that feeds bulletins and news briefings to the networks in New York and Atlanta. Consequently, reporters in the field will be fed timely, accurate, official information that their newsrooms have received via AEN. Everybody will be on the same page with full access to any information that emergency managers across the disaster zone are dispensing. With AEN, access to critical information is no longer hampered by the resource limitations experienced by governmental agencies (the creators of the emergency information) and the media (the traditional distributors of emergency information).

4.1.2 Physical Infrastructure Strategy

When a disaster occurs, the ability of government officials to communicate with the affected public is restricted by the post-event status of the technical systems of surviving local broadcasters, including the physical, electronic connections between emergency management centers and the radio and television stations that cover that area.

Currently, when phone and cable lines, cellular-phone towers and the power grid are knocked out during a disaster, most emergency management offices, city halls and other functioning government agencies are isolated and unable to reach the public (either directly or through the media) with vital instructions and information. There are a number of programs underway to ensure that government officials – fire rescue, police, FEMA, the Coast Guard, etc. – can communicate with each other (the term is “interoperability”), meaning that emergency managers will have a better picture of the disaster. But, without a robust communications infrastructure that connects emergency operations centers to the media and the public, the information and instructions they produce will most often not reach the public.

Ironically, the creation of the Department of Homeland Security, and the accompanying systems and procedures, have made the problem even more acute. Now, most cities of any size have an emergency operations center where instructions and information are generated for the community. Previously, in much of the United States, only relatively large (geographically or in population) governmental entities have had a centralized operation that activated during disasters. The post 9/11 configuration means that full media coverage is impractical, especially in large metropolitan areas. No news organization has the resources to send crews to every municipality. After a disaster, 24/7 coverage of big-cities’ emergency operations centers challenges local-media resources, let alone covering all of the new suburban EOCs, of which there are likely dozens in a major metro area. AEN is the conduit for all governments to send their video feeds and bulletins to the media instead of waiting and hoping for the media to come to them.

Not all emergencies knock out communications, but even if the wires stay up, Americans are more vulnerable without a dedicated emergency communications system. Most people don’t realize it, but if a tanker car overturns and a neighborhood needs to be evacuated, there is no system that responsible public officials can use to immediately communicate the exact boundaries, evacuation routes, shelters and other critical details to the local media, and thereby to the public. The necessary organized, structured, direct connection between government officials and the media (and therefore the public) is missing. AEN will bridge that gap.

When hundreds of thousands of residents of the New Orleans area and southern Mississippi found themselves away from home after Hurricane Katrina, they had no access to official, local information from their hometowns. Some surviving TV and radio stations were streaming on the internet, but seeing those feeds required high-speed internet access, and, worse, those news stations did not have connections to the cut-off areas to get accurate information to pass along.

In addition, most radio stations and many TV stations have no news-gathering capabilities (they carry entertainment programming or play music 24 hours a day) and have no way to receive the detailed information from emergency operations centers so it can be relayed. AEN solves this problem.

AEN will provide the organization, physical infrastructure and the distribution framework for government officials to instantly distribute a detailed message to the media (and therefore to the public) on a timely basis. AEN will connect all emergency management offices to all media outlets using readily available, proven technology. No matter how far away from the affected city the control point of the radio station might be, the station operator can receive an official notification and broadcast the emergency-information feed from the local authorities. An operator in Dallas, for example, that is controlling a radio station in Minot, North Dakota, would know to switch to an AEN-distributed live announcement from Minot city hall at the prescribed time if there were a disaster in that station’s coverage area. In addition, the announcement would be stored on the AEN website so it could be retrieved and repeated as required.

4.2 Business Development

The success of AEN depends on the cooperation and support of the emergency management community. Like C-SPAN, the content on AEN will be unedited, government-generated information. But, unlike C-SPAN where, in general, the cameras are simply showing events that would happen even if there was no coverage, the convenience and reliability of AEN will enable emergency managers to create bulletins and hold news briefings much more frequently than in the past. AEN’s management has decades of experience working with emergency managers and is confident of their enthusiastic participation. Indeed, as previously noted, there has been heavy demand for participation in our beta testing, and feedback has been uniformly positive.

AEN-created emergency-management bulletins use the CAP (Common Alert Protocol) format, which has been endorsed by FEMA as the national standard. This means that all bulletins created in the system will be able to be sent over numerous distribution systems has been endorsed by FEMA.

During the beta-test period, the technical infrastructure of the central AEN database has been assembled, tested and refined, and access to AEN-gathered emergency information has been sent to a limited number of media websites. After the initial test at the Florida Division of Emergency Management in Tallahassee, that agency generated an assessment report from input it received from inside and outside the organization.

When a critical mass of information from government entities is available in the Central Database – sufficient to sustain a viable and credible 24/7 television channel – AEN-TV will be launched. The television channel is expected to lag full-production (as opposed to beta-test) internet distribution by more than a year while the number of emergency offices feeding into the system increases.

A secure and robust connection to television outlets will be accomplished through a private satellite IP connection with the AEN system. Each TV station or network will need to have a 1.2 meter satellite dish and an IP receiver (purchased from AEN) to receive the broadcast-resolution streams. Radio stations will be able to receive the audio portion of the emergency feeds by connecting to the websites that are streaming the live news briefings. Stations which install an inexpensive back-up satellite connection will continue to have access to the feeds after a disaster when terrestrial communications systems have failed.

AEN’s decision to distribute the streams to media websites for distribution to the public will assure that the information is available during heavy traffic periods. Media websites are already designed for large fluctuations in traffic, and distributing the streams through multiple sites will assure the demand is spread over many servers.

4.3 Strategic Alliances

In the modern world there is an ever-growing list of audio, data and video communication devices that people use. This growing trend requires that emergency messages be distributed and delivered through a multitude of channels and in a variety of technical formats for the information to reach the general public. This requires undertaking strategic alliances with “best of breed” communications businesses that can broaden the reach of the emergency messages, for the benefit of AEN and the public. Conversely, the AEN alliance will bring credibility, added importance and public relations benefits to the strategic partners. The Company has already developed several key alliances, and is continually in the process of developing additional such relationships.

Global Security Systems, LLC/Alert FM. A strategic alliance is in place with Global Security Systems, LLC (GSS), the developer and marketer of Alert FM. Alert FM operates a personal alert and messaging system that allows emergency management officials to create and send digital alerts and messages to recipients such as first responders, school officials, businesses and citizens based on geographic or organizational groupings. Such alerts and messages might include NOAA weather warnings, evacuation instructions, homeland security notices, Amber Alerts or school closings. Alert FM messages can be decoded from a standard FM radio signal by an FM receiver chip inserted into mobile devices such as pagers, cell phones, home receivers, and PDAs.

The alliance between AEN and GSS/AlertFM provides a comprehensive emergency-communications solution for government agencies and other emergency-response entities. AEN gathers the video and text information and distributes it on the internet and television; GSS/Alert FM provides the short-message alerting system for cell phones, pagers and other devices. In addition, Alert FM’s technology also provides a platform that, in the future, could allow iPods (or similar gadgets), DVD players, and other heretofore unconnected devices to display emergency alerts at a very low cost – literally pennies per unit. This possibility further enhances the value of the AEN/Alert FM relationship.

Hughes Network Systems, LLC. AEN has entered into a contract with Hughes Network Systems, LLC (HNS) to, among other things, provide IP satellite services. Based outside of Washington, D.C., HNS is a world-recognized developer of high-speed satellite internet services, and developer of the SPACEWAY satellite. AEN was the first customer on Hughes’ new SPACEWAY3 satellite in June 2008. This unique state-of-the-art satellite provides a high-bandwidth channel from remote locations to the AEN Central Database and television outlets. For the first time, broadcast-ready video can be inexpensively sent from any location via an IP feed. The broad based, strategic relationship with HNS permits AEN to provide governmental entities with the benefits associated with the reliability of satellite communication and transmission (which service operates even after terrestrial internet connections are down) and broadcast-resolution feeds at a lower price than was previously possible.

VBrick Systems. The Company has developed a close and ongoing relationship with VBrick Systems, Inc., the world leader of live, online networked video solutions. VBrick is an industry leader in providing equipment possessing the design, specifications and capabilities necessary for emergency communications. Specifically, VBrick provides the Company with the encoders necessary to convert analog video and audio into streams that can be then reliably distributed through AEN’s distribution network.

In the near future, the Company intends to pursue additional strategic relationships with important vendors, technology partners, and key distributors. For example, mutually-beneficial relationships are under confidential consideration with parties who could directly benefit from access to AEN’s feed.

4.4 Employees

The Company’s initial team currently consists of seven (7) employees and several independent contractors, in addition to Messrs. Norcross, Mayfield, Straub and Adams. Each management hire has been carefully selected to address immediate needs in particular functional areas, but also with an eye toward anticipating the Company’s future needs during a period of expected rapid growth and expansion. Value is placed not only on outstanding credentials in specific areas of functional expertise, but also on cross-functionality, collegiality, a strong knowledge of content acquisition and distribution, along with hands-on experience in scaling operations from initial beta and development stage through successful commercial deployment.

Specifically, the Company’s initial in-house team includes decades of combined experience in software development, content licensing, the development of strategic partnerships and relationships and also significant experience in public company operations, finance and venture capital transactions. Given the highly successful results (and increasing demand) associated with its beta testing, the Company recently hired a Vice President of Sales and Marketing to oversee the post-beta rollout of the Company’s government and private-industry deployment, expected to commence during 1Q 2009. With over two decades of experience in content licensing and sales, the Vice President of Sales and Marketing will serve a critical role in transitioning out of the beta phase while also establishing a pattern of ongoing, consistent sales growth and development and pursuit of new revenue streams.

ITEM 2. DESCRIPION OF PROPERTY

Our executive and operations offices are located in Miami, Florida. The Company leases approximately 2,311 square feet of office space. The company pays rent on a monthly basis of $4,044 per month plus sales taxes. In addition the Company is responsible for an additional $963 per month for operating cost pass through. Consequently, the total lease payment for the Company is $5,007. The lease expires on December 1, 2009.

ITEM 3. LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

ITEM 4. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

There were no submissions of matters to security holders in the fourth quarter of 2007 or in the first three quarters of 2008. Our Board of Directors voted in favor of the matters herein.

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock trades on the Over the Counter Bulletin Board under the stock symbol BRCI.OB. The high and low closing bid information for our common stock is based on information received from Bloomberg L.P..

FISCAL 2008	HIGH BID	LOW BID

Quarter Ended September 30, 2008	.26	.156
Quarter Ended June 30, 2008	.27	.26
Quarter Ended March 31, 2008	.26	.26

FISCAL 2007	HIGH BID	LOW BID

Quarter Ended December 31, 2007	.30	.09
Quarter Ended September 30, 2007	.31	.06
Quarter Ended June 30, 2007	.15	.06
Quarter Ended March 31, 2007	.30	.11

FISCAL 2006	HIGH BID	LOW BID

Quarter Ended December 31, 2006	.30	.15
Quarter Ended September 30, 2006	.40	.15
Quarter Ended June 30, 2006	.22	.207
Quarter Ended March 31, 2006	.32	.15

The quotations set forth above reflect inter-dealer prices, without retail markup, markdown, or commission, and may not necessarily represent actual transactions. The shares of common stock are being offered for sale by the selling stockholders at prices established on the "OTCBB” or, previously, “pink sheets" or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

As of November 28, 2008 there were approximately 261 holders of record of our common stock.

Recent sales of unregistered securities

On March 24, 2008, the Company accepted subscriptions for 10,000,000 shares of common stock, at a price of $.10 per share, resulting in gross proceeds of One Million Dollars ($1,000,000). After legal costs and commissions the net proceeds to the Company were approximately $915,000. No other warrants or options are associated with the stock purchase. The common stock issued to U.S. investors was sold based on an exemption from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933 and the common stock issued to non-U.S. investors was sold based on an exemption from registration pursuant to Regulation S of the Securities Act of 1933.

During the quarter ended June 30, 2008, the Company sold 3,517,647 shares of common stock for gross proceeds of $598,000. After legal costs and commissions, the net proceeds to the Company were approximately $440,000. No other warrants or options are associated with the stock purchase. The common stock issued to U.S. investors was sold based on an exemption from registration pursuant to Section 4(2)  and Rule 506 of the Securities Act of 1933 and the common stock issued to non-U.S. investors was sold based on an exemption from registration pursuant to Regulation S  of the Securities Act of 1933.

Dividends

We may never pay any dividends to our shareholders. We did not declare any dividends for the year ended December 31, 2007. Our Board of Directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Management's Discussion and Analysis contains various "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this Form 10-Q, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to "anticipates", "believes", "plans", "expects", "future" and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company's business, including but not limited to, reliance on customers and competition in its markets, market demand, product performance, maintenance of relationships with key suppliers, difficulties of contracting or retaining independent contractors and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management's Discussion and Analysis of Results of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the consolidated condensed financial statements included herein. Further, this quarterly report on Form 10-Q should be read in conjunction with the Company's Financial Statements and Notes to Financial Statements included in Report on Form 10-KSB for the year ended December 31, 2007.

Overview

Brampton Crest International, Inc. ("the Company"), a Nevada corporation, was originally organized as Selvac Corporation, a Delaware corporation. On September 28, 1982, the Selvac Corporation restated its Certificate of Incorporation and changed its name to Mehl/Biophile International Corporation. On March 22, 2000, the Company reorganized as Hamilton-Biophile Companies. On November 26, 2001, the Company re-domiciled to Nevada. Hamilton Biophile Companies changed their name to Brampton Crest International, Inc., effective on November 9, 2004.

The Company filed a Form 10-SB on December 16, 2004, and on May 17, 2005 became a reporting company pursuant to the Securities Exchange Act of 1934.

The Company's 15c-211 filed on October 3, 2005 to list its securities on the Bulletin Board Exchange was approved on November 30, 2005 and the stock now trades under the ticker symbol BRCI.OB.

On March 19, 2008, the Board of Directors appointed Robert Adams as Chairman of the Board, Bryan Norcross as President and Chief Executive Officer, Robert Wineberg as Secretary and Treasurer, Max Mayfield as Senior Executive Vice President of Government Relations, and Matthew Straeb as Senior Executive Vice President of Marketing.

On March 24, 2008, the Company accepted subscriptions for 10,000,000 shares of common stock, at a price of $.10 per share, resulting in gross proceeds of One Million Dollars ($1,000,000). After legal costs and commissions the net proceeds to the Company were approximately $915,000. No other warrants or options are associated with the stock purchase. The common stock issued to U.S. investors was sold based on an exemption from registration pursuant to Section 4(2) and Rule 506 of the Securities Act of 1933 and the common stock issued to non-U.S. investors was sold based on an exemption from registration pursuant to Regulation S of the Securities Act of 1933.

During the second and third quarter of 2008, the Company accepted subscriptions for 9,915,943 shares of common stock, at a price of $.17 per share, resulting in gross proceeds of One Million six hundred seventy-one thousand seven hundred and ten Dollars ($1,671,710). After legal costs and commissions the net proceeds to the Company were approximately $1,559,000. No other warrants or options are associated with the stock purchase. The common stock issued to U.S. investors was sold based on an exemption from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933 and the common stock issued to non-U.S. investors was sold based on an exemption from registration pursuant to Regulation S of the Securities Act of 1933.

Business

Effective March 2, 2007, the Company announced that it had formed a wholly owned subsidiary, White Peak Capital Group, Inc., a Florida corporation (“White Peak”) that would focus on making secured short and medium term loans. Effective July 2007, White Peak changed its name to Laurentian Peak Capital Group (Laurentian). Laurentian’s corporate structure and marketing plan remain the same as it was with White Peak.

Laurentian generates business through an established network of finance industry contacts developed by its management and by seeking the participation by other originators known to the company management. Laurentian loans will be both short and medium term, secured by accounts and trade receivables, real estate, credit card receivables, equipment letters of credit and shares of stock. The originators from whom Laurentian will purchase participations are established companies known to Laurentian management.

Laurentian obtained a license as a mortgage lender and is now able to begin to implement its marketing plan.

Laurentian was initially funded by capital from BRCI. BRCI intends to raise additional capital, and will attempt to secure bank lines of credit to further its lending activities. However, there are no assurances or guarantees that the lines of credit or additional capital will be achieved.

On September 20, 2007 the Company’s subsidiary, Laurentian loaned $200,000 to America’s Emergency Network, LLC (“AEN”) at an interest rate of 12%. During the course of the due diligence for the loan the Company determined that a merger with AEN was in the best interest of both parties. The loan was consolidated as part of the acquisition of AEN.

Effective March 19, 2008 the Company and a subsidiary acquired all the stock of America’s Emergency Network, LLC from its four shareholders.

America's Emergency Network links Emergency Operations Centers (EOC's) in cities, towns, counties, school boards, and other government entities with the general public, media outlets, first responders, and other government agencies. The satellite-based system sends video feeds of news briefings by emergency officials and critical text bulletins issued at any EOC in any location to all users instantly. The satellite-based system is designed to operate before and after disasters, even when telephone, cell phone, and terrestrial internet systems have failed. In addition, during short-fuse emergencies (tanker accidents, bio-hazards, etc.), America's Emergency Network provides an instant communications link directly to all subscribing media outlets. Critical information reaches the public much sooner since all subscribing media outlets receive the text and video feeds at once.

Aside from America’s Emergency Network, there is no standardized, dedicated and secure distribution infrastructure for disseminating critical information and instructions issued by local, state and federal emergency management agencies that overcomes the delays and incomplete-distribution limitations of the everyday news-coverage system. Local municipalities are especially handicapped by the current system because of the practical and physical limitations intrinsic to covering news. For example, even major television stations do not have enough crews to cover the news briefings that would be held in every municipality in their coverage area after a regional disaster. However, during an emergency, each mayor or emergency manager has valuable information to dispense - information that could be critical to the health and safety of the residents in his/her area of responsibility - and the volume of information that needs to be effectively communicated has no relation to the number of reporters or crews the local television stations has available. (This is particularly true given the aggressive staffing cuts made at the local television level and at newspapers and their websites in recent years.) America’s Emergency Network fills this large and growing gap in the system. All municipalities, regardless of their size, will be able to participate in the America’s Emergency Network emergency-information distribution system, and feeds will be accessible by media outlets without regard to the availability of reporters, crews or field resources.

With America’s Emergency Network, for the first time emergency managers will have a direct, always-on satellite connection to the media and the public. With America’s Emergency Network, broadcast television stations, online newspapers, cellular carriers and other key media partners will have the ability to receive live video feeds of news briefings from government agencies - as they occur - in broadcast quality and all without the need to deploy reporters, camera crews or satellite equipment. The general public will receive the same briefings along with emergency bulletins via the internet and, eventually, on dedicated cable, satellite and broadcast television channels (AEN-TV). Additionally, the same distribution backbone is being used to develop a for-profit, parallel system to distribute emergency information for non-governmental organizations (such as universities and health-care organizations) and for private businesses.

Beta deployments of the America’s Emergency Network already are installed and operating in ten (10) Florida governmental agencies, and one additional installation is planned for the fourth quarter of 2008. During Tropical Storm Fay and Hurricanes Gustav, Hanna and Ike, governmental emergency management personnel successfully used America’s Emergency Network to broadcast messages from the governor of Florida and other public officials. This included storm forecasts, evacuation plans, school closings, shelter locations and other critical information. Applicable localized information was carried live by the South Florida Sun-Sentinel (www.sunsentinel.com), the Florida Times-Union (www.jacksonville.com), the Miami Herald (www.miamiherald.com), and the Fort Myers News-Press (www.news-press.com). Though neither America’s Emergency Network nor any of these news sites actively promoted or advertised America’s Emergency Network’s feeds to the public, except on the America’s Emergency Network’s and the news-sites’ home pages, the information nonetheless was widely viewed.

Initial feedback throughout the beta has been very positive from our governmental and media partners, and we have received several inquiries from additional governmental agencies, media outlets and private companies interested in utilizing our service - both in and out of Florida. Management is aware, however, that recent worldwide economic events have created substantial uncertainty in both the size and administration of governmental budgets. In spite of the favorable response to our beta program, our projected rate of revenue growth may be adversely affected by the current economic environment which is negatively affecting tax revenues in many jurisdictions. However, our management believes that overall future anticipated demand for our services will continue to be robust. Due to the recent budgetary changes, the Company is working with governmental entities whose budgets have been affected to identify and acquire additional sources of funding, as necessary, to install and maintain the AEN system. In addition, the management is pursuing other sales opportunities with entities whose budgets have not been affected.

During the quarter ended September 30, 2008, America’s Emergency Network was also nominated for ITFlorida’s Government Technology Leadership award, and ultimately was awarded first place in the "Government Technology Leadership-"Private" category during a ceremony on October 6, 2008. AEN was presented the first place prize during a ceremony that included recognition from several prominent governmental figures, including an administrator for the Small Business Association and Senator Bill Nelson. ITFlorida is a state umbrella organization comprised of public and private technology leaders and includes advocates for sound public policy to the Governor, the Legislature and Enterprise Florida on issues and initiatives.

In addition to the continued development of its network and the successful conduct of its initial beta testing, significant progress also was achieved in other areas during the quarter ended September 30, 2008, both strategically and operationally.

AEN signed a strategic agreement with Peacock Productions, a division of NBC News, which in turn is a division of NBC Universal, Inc. (NBCU), pursuant to which America’s Emergency Network is to provide to Peacock its expertise and experience on engineering and meteorological issues. In return, America’s Emergency Network is provided with a revenue stream and an opportunity to actively explore new potential uses and deployments of the AEN network with industry leading, world-class brands. The agreement, which commenced on July 21, 2008 and continues through February 28, 2009, contemplates close and regular interaction between America’s Emergency Network and NBCU, and seeks America’s Emergency Network’s advice with respect to matters such as growth opportunities in programming and technology. In addition, the agreement explicitly acknowledges the parties’ intent to enter into good faith negotiations concerning the possible integration of AEN’s technology into the NBC and/or its affiliated companies, though neither party is under any firm commitment to do so.

From an operational perspective, during the quarter ended September 30, 2008 we leased additional space within which it will house its headquarters through December 1, 2009. Our management believes the new space is both cost-effective and operationally conducive to the Company’s planned growth and expansion. Located in Miami, Florida, the new space will replace our existing arrangement pursuant to which it shares office space with an unrelated, third-party law firm.

In addition, during the quarter ended September 30, 2008 America’s Emergency Network made two strategic hires, adding over 40 years of additional experience to America’s Emergency Network ’s management team. The new hires each bring a significant amount of experience in scaling growth oriented companies, generally, and in the creation, development, licensing, distribution and protection of digital content, specifically. With these additions to the management team, the management will be able to more effectively delegate day-to-day managerial responsibilities and focus on matters more directly related to the expansion of the Company’s business and the achievement of the Company’s strategic goals and vision. Subject to resource availability and general business conditions, America’s Emergency Network plans on continuing to build its team as it works toward emerging from a developmental stage beta to a revenue-generating platform, particularly in the areas of sales, marketing and engineering, with a focus on content acquisition and content distribution.

As previously noted, we phased out its former operations (consisting of the marketing and sale of consumer personal care products) during the second quarter of 2008. We have completely re-focused our energies and resources into the development of the businesses of its two operating subsidiary corporations, Laurentian and America’s Emergency Network.

NINE MONTHS ENDED SEPTEMBER 30, 2008
COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2007

There was consulting income of $75,000 from the previously mentioned Peacock Productions agreement for the nine months ended September 30, 2008 and cost of sales of $6,166. For the same nine months ended September 30, 2007 the Company had no revenue or cost of sales. There was no other sales or costs of sales of cosmetics for the nine month period ended September, 2008 and 2007 primarily as a result of re-focusing its energies and resources into the development and implementation of AEN’s and Laurentian’s operations.

Selling, general and administrative expenses increased from $240,802 for the nine month period ended September 30, 2007 to $731,230 for the nine month period ended September 30, 2008 due to costs associated with the AEN operations.

Other income (expenses) for the nine months ended September 30, 2008 decreased to $19,893 from $30,958 for the nine month period ended September 30, 2007. The change was due to lower returns from interest and dividends.

Net loss increased from $209,306 for the nine month period ended September 30, 2007 to $642,503 for the nine month period ended September 30, 2008, due to the above analysis of Income and Expenses.

Current Assets

Cash increased from $381,479 at December 31, 2007 to $1,784,116 at September 30, 2008, primarily as a result of the private placements transacted in March 2008 and September 2008.

Total assets increased from $598,258 at December 31, 2007 to $2,659,883 at September 30, 2008, primarily as a result of the $2.5 million private placements transacted with the AEN merger and goodwill related to the AEN merger.

Current liabilities increased from $4,061 at December 31, 2007 to $133,956 at September 30, 2008, due to additional accounts payable and related party note with the president of the Company primarily as a result of the costs incurred while developing the AEN product.

Liquidity and Capital Resources

We are financing our operations and other working capital requirements principally from the receipt of proceeds in the amount of approximately $2.5 million from private placements of our securities received, as of September 30, 2008. Management intends to use the proceeds from the offerings towards the implementation of the business plan including deployment of the AEN products and to provide working capital for future expansion of the Company's operations.

A significant portion of our business plan relies upon our ability to successfully charge licensing and other fees to governmental agencies for our services.    The recent worldwide financial crisis, coupled with dramatic reductions in state revenues due to reduced property values and the economic downturn, creates substantial additional uncertainty in both the size and administration of governmental budgets. In turn, our business plan may be adversely affected if governmental budgets are reduced, if any limitations or restrictions are placed upon the acquisition of new products or services like ours or if expenditure priorities are changed, particularly if budgets available for emergency management services are reduced.

Should such uncertainties otherwise adversely affect the execution of our business plan, we will make appropriate adjustments to our plan, generally, and/or the execution of plan, specifically, in light of the then-available resources, existing prospects, and rapidly changing conditions.

THREE MONTHS ENDED SEPTEMBER 30, 2008
COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2007

There was consulting income of $75,000 from the previously mentioned Peacock Productions agreement for the three months ended September 30, 2008 and cost of sales of $6,166. For the same three months ended September 30, 2007 the Company had no revenue or cost of sales. There was no other sales or costs of sales of cosmetics for the nine month period ended September, 2008 and 2007 primarily as a result of re-focusing its energies and resources into the development and implementation of AEN’s and Laurentian’s operations.

Selling, general and administrative expenses increased from $160,284 for the three-month period ended September 30, 2007 to $319,692 for the three-month period ended September 30, 2008 due to costs associated with the AEN operations.

Other income (expenses) for the three months ended September 30, 2008 decreased to $7,256 from $9,168 for the three month period ended September 30, 2007. The change was due to lower returns in interest and dividends as compared to last year.

Net loss increased from $151,043 for the three month period ended September 30, 2007 to $243,602 for the three month period ended September 30, 2008, due to the above analysis of Income and Expenses.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on ______, 2008 as the record date (the "Record Date") for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein, there are 222,854,881 shares of Common Stock, $.001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The ratification of the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant, the ratification of the Company’s 2008 Stock Option Plan, and the approval of the proposal to change the name change from Brampton Crest International to The AEN Group, Inc will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office in the United States for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth as at November 28, 2008, the name and address and the number of shares of the Company's common stock, with a par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

	Number of	Percentage of
	Shares	Shares
Name and Address	Beneficially Owned (1)	Beneficially Owned (1)

Bryan Norcross(2)	25,000,000	11.1%
4700 Biscayne Blvd, Suite 500, Miami, FL 33137,
Robert Wineberg	53,200,000)	23.6%
4700 Biscayne Blvd, Suite 500, Miami, FL 33137,

Robert Adams(3)	25,000,000	11.1%
4700 Biscayne Blvd, Suite 500, Miami, FL 33137,

Brad Hacker	-0-	-0-%
12515 Orange Drive, Suite 814

Davie, FL 33330
Joseph I. Emas	600,000)	*
1224 Washington Avenue
Miami Beach, FL 33139

All directors and	103,800,000	46.1%
executive officers as
a group (5 persons)

RMS Associates of Broward, LLC c/o Matthew Streab	25,000,000	11.2%
4700 Biscayne Blvd, Suite 500, Miami, FL 33137,

Max Mayfield and Associates, LLC	25,000,000	11.2%
4700 Biscayne Blvd, Suite 500, Miami, FL 33137.

MB Worldwide Investments, LLC	17,576,575	7.9%
One East Broward Blvd.
Suite 1010
Fort Lauderdale, FL 33301

 *less than 1%

(1)
Based on a total of an aggregate of 222,854,881 shares of capital stock, consisting of 222,054,881 issued and outstanding shares of common stock and warrants to purchase 2,400,000 shares of common stock.

(2)	The shares of common stock are held in the name of Bryan Norcross Corporation of which Bryan Norcross is the controlling shareholder.

(3)	The shares of common stock are held in the name of Adams Family Company LLC of which Robert Adams is the controlling Member.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset held by Brampton Crest International, Inc. through security holdings, contracts, options, or otherwise.

Although there is no current compensation plan in existence, it is probable that the Company will adopt a plan to pay or accrue compensation to its Officers and Directors for services related to development of the company's business plan.

BOARD OF DIRECTORS AND OFFICERS

The current Board of Directors consists of Bryan Norcross, President and Chief Executive Office, Robert Wineberg, Secretary and Treasurer, Robert Adams, Chairman of the Board of Directors, Joseph I. Emas, Director, and Brad Hacker, our Chief Financial Officer. Their biographies are in Proposal One herein.

Two additional key executive officers are Max Mayfield, our Senior Vice President of Government Relations and Matthew Straeb, our Senior Executive Vice President of Marketing. Their biographies are below:

Max Mayfield: Max Mayfield was appointed as our Senior Vice President of Government Relations on March 19, 2008. Mr. Mayfield was the director of the National Hurricane Center from 2000 to 2007. Mr. Mayfield is the former chairman of the World Meteorological Organization's Regional Association-IV Hurricane Committee, which supports 26 members from Atlantic and eastern Pacific countries. From May 2, 2007, to the present, Mr. Mayfield was a Founding Member of America’s Emergency Network, LLC. Mr. Mayfield also serves as the Hurricane Specialist WPLG-TV in Miami.

Mr. Mayfield is a Fellow of the American Meteorological Society. In 2006, Mr. Mayfield received the Government Communicator of the Year Award from the National Association of Government Communicators, as well as the prestigious Neil Frank Award from the 2006 National Hurricane Conference “for…efforts to significantly improve the accuracy of hurricane forecasting…as Director of the National Hurricane Center, a factor which has undoubtedly helped save countless lives and property.” Mr. Mayfield has Bachelor of Science degree in Mathematics from University of Oklahoma, and a Master of Science in Meteorology from Florida State University.

Mathew Straeb: Matthew Straeb was appointed as Senior Executive Vice President of Marketing on March 19, 2008. Mr. Straeb is Executive Vice President, Marketing for Global Security Systems, LLC (GSS), the parent company of AlertFM. Mr. Straeb has worked with the high-tech firms, Rohde &Schwarz, Continental Electronics, Vitec, and Orad and is an authority in many technology businesses including mobile data applications, hybrid digital (HD) radio, high power FM, AM and shortwave broadcast, on-the-field graphics, virtual sets, digital-TV transition, and intermediate and high-end post production color correction. From May 2, 2007 to the present, Mr. Straeb was a Founding Member of America’s Emergency Network, LLC.

Mr. Straeb holds a Bachelor of Science degree in Electrical Engineering from Southern Methodist University. He also has been a visiting professor teaching courses in broadcast and entertainment technologies.

All Directors hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Our Directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

The following table sets forth information with respect to compensation paid by the Company to the President and compensation to named executive officer's that exceeds $100,000 as of December 31, 2007:

	Annual Compensation					Long Term Compensation
			Other Annual			Restricted Stock Options/LTIP			All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	payouts ($)	Compensation

Robert Wineberg	President	2005	0	0	0	0	0	0	0
		2006	0	0	0	0	0	0	0
		2007	0	0	0	0	0	0	0

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

PENSION BENEFITS TABLE

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

There are no existing or planned option/SAR grants.

Employment Agreements

As of December 31, 2007, we are not a party to any employment agreements.

Options/SAR Grants in Last Fiscal Year

None.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

None.

Employment Agreements, Termination of Employment and Change-in-Control Arrangement

The Company has entered into employment agreements with both Bryan Norcross and Max Mayfield. The initial term for both agreements commenced on January 1, 2008 and ended on August 31, 2008 following which the parties agreed to enter into good faith negotiations to enter into more formal long form employment agreements. Bryan Norcross is to be paid a base salary of $10,000 per month and Max Mayfield is to be paid a base salary of $2,000 per month. Both agreements are currently up for renewal and are being negotiated. In the interim, Bryan Norcross and Max Mayfield continue to be employed on a month to month basis.

Compensation of Directors

Our Directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% shareholders are also required by the SEC to furnish us with all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2007.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

(1) Audit Fees

The aggregate fees billed by the independent accountants for the last fiscal year for professional services for the audit of the Company's annual financial statements and the review included in the Company's Form 10-QSB and services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were $25,500 in 2007 and $22,000 on 2006.

(2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Item 9 (e)(1) of Schedule 14A was NIL.

(3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountants for tax compliance, tax advise, and tax planning was $1,500.

(4) All Other Fees

During the last two fiscal years there were no other fees charged by the principal accountants other than those disclosed in (1) and (2) above.

(5) Audit Committee's Pre-approval Policies

At the present time, there are not sufficient directors, officers and employees involved with AEN to make any pre-approval policies meaningful. Once AEN has elected more directors and appointed directors and non-directors to the Audit Committee it will have meetings and function in a meaningful manner.

(6) Audit Hours Incurred

The principal accountants spent approximately 50 percent of the total hours spent on the accounting. The hours were about equal to the hours spent by the Company's internal accountant.

The Board of Directors has reviewed and discussed with the Company's management and independent registered public accounting firm the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the Company's 2007 fiscal year. The Board has also discussed with the auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Board approved the inclusion of the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for its 2007 fiscal year for filing with the SEC.

Pre-Approval Policies

The Board's policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company's independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.

The Board pre-approved all fees described above.

Code of Conduct and Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. Code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from the Company. A copy of our code of ethics was filed contained in the Company's Annual Report on Form 10-KSB for the Company's 2007 fiscal year as Exhibit 14.1.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, five (5) directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successor has been elected and qualified. There are five nominees for director. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees

Name	Age	Positions Held and Tenure

Bryan Norcross	58	President and Chief Executive Officer,

Robert Wineberg	54	Secretary and Treasurer

Robert Adams	50	Chairman of the Board of Directors

Joseph I. Emas	54	Director

Brad Hacker	49	Director and Chief Financial Officer

Robert Adams: Robert Adams was appointed as Chairman of the Board of Directors on March 19, 2008. Mr. Adams is the President and Chief Executive Officer of Global Security Systems, LLC (GSS), the parent company of AlertFM. He has held this position since GSS’s inception. In 1985, Mr. Adams founded Adcom Communications, an entity that was instrumental in replacing the (MBS) protocol with the Radio Broadcasting Data System (RBDS). Mr. Adams has been involved in the FM data-transmission business for 17 years.  From May 2, 2007 to the present, Mr. Adams was a Founding Member of America’s Emergency Network, LLC.

In addition to his other accomplishments, Mr. Adams assisted in procuring RBDS approval in the U.S (1993); manufacturing the only RBDS FM data receiver in the U.S.; installation and testing of an FM data-transmission system in over 20 foreign markets and the 11 western U.S. states; and negotiating and signing the world’s first exclusive agreement between a manufacturer and a wireless communications carrier.

Bryan Norcross: Bryan Norcross was appointed our President and Chief Executive Officer as well as a member of our Board of Directors on March 19, 2008. Since 1980, Mr. Norcross has been a broadcast meteorologist, reporting for major outlets such as CNN, NBC, and recently WFOR-CBS4 in Miami, as well as being engaged as an analyst for CBS network news. From May 2, 2007 to the present, Mr. Norcross was the President and Chief Executive Officer America’s Emergency Network, LLC.

Mr. Norcross received the 1993 David Brinkley Award for Excellence in Communication. Mr. Norcross serves as Honorary Chairman of the Board of the South Florida Hurricane Warning museum project in Deerfield Beach. Mr. Norcross has a Bachelor of Science degree in Math and Physics and a Master of Science degree in Communications and Meteorology from Florida State University. In addition, Mr. Norcross received an Honorary Doctor of Public Service degree from Florida International University.

Robert Wineberg: Mr. Wineberg was appointed Secretary and Treasurer of the Company on March 19, 2008. Previously to that he served as the Company’s Chairman of the Board, Chief Executive Officer and Principal Accounting Officer. Mr. Wineberg was our Secretary-Treasurer from January, 2005 through November, 2005 and Chief Financial Officer from April, 2005 through November, 2005. From November, 2005 to January, 2007 Mr. Wineberg served as a consultant to the company. Mr. Wineberg is a graduate of McGill University with a B. Comm. in Accounting, Systems and Computers. Mr. Wineberg is a Chartered Accountant (C.A.) and a Chartered Financial Analyst (C.F.A.).

Joseph I. Emas: Mr. Emas served as Director of the Company since December, 2003. Mr. Emas is a securities regulation attorney and has practiced since January 1994. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his L.L.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas is licensed to practice law in Florida, New Jersey and New York.

Brad Hacker: Mr. Hacker has been our Chief Financial Officer since December 2005. Mr. Hacker is a Certified Public Accountant and partner in the firm Kramer Weisman and Associates, LLC. Mr. Hacker received his Bachelor of Business Administration from the University Of Texas. Mr. Hacker as held position of Chief Financial Officer with both Public and private companies in South Florida. As previously Disclosed, the firm of Kramer Weisman and Associates, LLC has been retained by the company to provide accounting and financial services to the company.

BOARD OF DIRECTORS

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their respective successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS IN 2009 AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountants. A representative of Berenfeld, Spritzer, Shechter & Sheer, LLP may be present at the Annual Meeting, and will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary to appoint Berenfeld, Spritzer, Shechter & Sheer, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BERENFELD, SPRITZER, SHECHTER & SHEER, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

PROPOSAL 3 - RATIFICATION OF THE COMPANY’S 2008 STOCK OPTION PLAN

This summary is qualified in its entirety by the terms of the 2008 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

The 2008 Stock Option Plan provides for the granting of (i) options to purchase Common Stock that qualify as “incentive stock options” (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options (“Nonqualified Options” or “NQSOs”) and (iii) restricted stock.  The total number of shares of Common Stock with respect to which awards may be granted under the 2008 Stock Option Plan shall be five million (5,000,000) shares of common stock.

To date, no options have been awarded pursuant to the 2008 Stock Option Plan.

The 2008 Stock Option Plan is administered by a committee currently consisting of the Board of Directors (the "Committee"). The Committee is generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the common stock) of the fair market value per share of common stock on the date the options are granted. The Stock Option also provides for the issuance of stock appreciation rights at the discretion of the Committee and provides for the issuance of restricted stock awards at the discretion of the Committee.

Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the common stock). In the event of the termination of the relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder's lifetime only by the option holder or his or her guardian or legal representative.

Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the Company) may not exceed $100,000. The Board of Directors of the Company may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder's rights under an option previously granted under the Stock Option Plan requires the consent of the option holder.

The Committee may grant shares of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion (“Restricted Stock”), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Restricted Stock award.  The Committee may provide that the forfeiture restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee.  The grantee of a Restricted Stock award shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise, (i) the grantee shall not be entitled to delivery of the Common Stock certificate until the applicable forfeiture restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the forfeiture restrictions have expired, (iii) the grantee may not transfer the Common Stock until the forfeiture restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock agreement shall cause a forfeiture of the Restricted Stock award.

The Committee may grant Stock Appreciation Rights (SARs). A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The 2008 Stock Option Plan provides for the grant of SARs, either in tandem with options or on a freestanding basis. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

     The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.  However, the Committee may not waive the repurchase or forfeiture period with respect to a Restricted Stock award that has been granted if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

The 2008 Stock Option Plan may be amended, terminated or suspended by the Board at any time.  The 2008 Stock Option Plan will terminate not later than the ten-year anniversary of its effective date.  However, awards granted before the termination of the 2008 Stock Option Plan may extend beyond that date in accordance with their terms.

The Board of Directors of the Company believes that the 2008 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

The Board of Directors of the Company believes that the 2006 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE COMPANY’S 2008 STOCK OPTION PLAN.

PROPOSAL 4 - APPROVAL OF THE COMPANY’S NAME CHANGE FROM BRAMPTION CREST INTERNATIONAL TO THE AEN GROUP, INC.

Our Board of Directors has adopted a resolution declaring the advisability of amending and restating our Certificate of Incorporation to effect a name change from Brampton Crest International to The AEN Group, Inc.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB for the year ended December 31, 2007, (b) the ability to operate our business after the closing in a manner that will enhance stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact counsel for the company, Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2007 on Form 10-KSB/A with the SEC, a copy of which is being provided with this proxy statement. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any stockholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 a copy of which is being provided with this proxy statement.

Quarterly Report on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2009 and have it included in our proxy statement must submit the proposal in writing to Bryan Norcross. We must receive the proposal no later than February 28, 2009.

Shareholders intending to present a proposal at the Annual Meeting in 2009, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2009 no later than December 31, 2008. If the notice is after February 28, 2009., it will be considered untimely and we will not be required to present it at the Annual Meeting in 2009. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

/s/ Bryan Norcross

BRYAN NORCROSS
Chief Executive Officer

Miami, FL
November 28, 2008

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF Brampton Crest International, Inc. /THE AEN GROUP, INC.

PROXY — ANNUAL MEETING OF SHAREHOLDERS – __________ 2008

The undersigned, revoking all previous proxies, hereby appoint(s) Bryan Norcross as Proxy, with full power of substitution, to represent and to vote all Common Stock of Brampton Crest International, Inc. /THE AEN GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders to be held at 4700 Biscayne Blvd., Suite 500, Miami, Florida, USA, 33137 on __________ 2008, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

ELECTION OF DIRECTORS. Nominee:
Bryan Norcross		Robert Wineberg		Robert Adams

	Joseph I. Emas		Brad Hacker

☐ FOR ALL NOMINEE LISTED (Except as specified here:______________)
OR

☐ WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as Independent Auditor.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to Ratify the 2008 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Proposal to change our name from Brampton Crest International, Inc. to The AEN Group, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, 3 AND PROPOSAL 4.

Dated ____________________________, 2008

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

EXHIBIT A

THE AEN GROUP, INC.
2008 STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to advance the interests of The AEN Group, Inc., a Nevada corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2. Definitions. As used herein, the following terms shall have the meanings indicated:
(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean any of the following:

(i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii) if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c) “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of thirty percent (30%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of thirty percent (30%) or more in voting power of the outstanding stock of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

(f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l) “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m) “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n) “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p) “Plan” shall mean this 2006 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q) “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to five million (5,000,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7. Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c) Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9. Termination of Option Period.

(a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A)Cause, (B)the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C)a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D)death;

(ii) immediately upon (A)the termination by the Company of the Optionee’s employment for Cause, or (B)an Improper Termination;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv) the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c) Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10. Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

11. Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and
(ii) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and
(iii) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13. Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14. Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

15. Administration of this Plan.

(a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to:  (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16. Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17. Interpretation.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Nevada.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19. Termination Date. This Plan shall terminate ten years after the date of adoption by the Board of Directors